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                                                                      Exhibit 21

                                                                STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                             INCORPORATION:

Eder Inc.                                                       Wisconsin

  Aspen Power Systems LLC                                       Virginia

Zero Corporation                                                Delaware

  Cambridge Aeroflow, Inc.                                      Massachusetts

  Electronic Solutions                                          Nevada

  Zero Enclosures Inc.                                          Vermont

  Air Cooling Technology, Inc.                                  California

  McLean Midwest Corporation                                    Minnesota

  Zero East Divsn. Zero Corp.                                   Massachusetts

  APW Enclosure Systems, Inc.                                   Delaware

  Zero Integrated Systems                                       California

  Innovative Metal Fabrication, Inc.                            California

  Zero International, Inc.                                      California

     Tower Flame                                                United Kingdom

        Air Cargo Equipment (UK) Ltd.                           United Kingdom

           Zero Cases Europe Ltd.                               United Kingdom


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                                                          STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                       INCORPORATION:

           McLean Europe Ltd.                             United Kingdom

        Zero McLean Europe Ltd.                           United Kingdom

  Precision Fabrication Tech. Inc.                        Indiana

  Metalade of Pennsylvania, Inc.                          New York

  APW Enclosure Systems Holdings, Inc.                    Delaware

  APW Enclosure Systems, LP                               Delaware

Wright Line

Danish Newco                                              Denmark

  APW Holding BV                                          Netherlands

     APW Finance Ltd.                                     Dutch resident UK inc.

  Wright Line Europe B.V.                                 WLBV

     APW Enclosures Ltd. (CFAB)

        C Fab Development Ltd. (C Fab grp)

        C Fab Manufacturing Ltd. (C Fab grp)

        Horman Security Systems Ltd.                      Ireland

           Horman Electronics Ltd.                        Ireland

        Applied Power Far East (APFE)                     Japan


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                                                                STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                             INCORPORATION:

     APW Products and Systems Holding BV                        Netherlands

     APW Products and Systems BV                                Netherlands

     APW Products and Systems Ltd.                              United Kingdom

        Applied Power Ltd.                                      United Kingdom

        APW Enclosure Systems Holdings Ltd.                     United Kingdom

           APW Enclosure Systems plc                            United Kingdom

              Beeley Wood Holdings Limited                      United Kingdom

                 HSP Sheffield Limited                          United Kingdom

              High Speed Production (Holdings) Ltd.             United Kingdom

                 APW Enclosure Systems (UK) Limited             United Kingdom

                 High Speed Production (Scotland) Ltd.          United Kingdom

              HSP Strathclyde Limited                           United Kingdom

              APW Investments Limited                           United Kingdom

                 APW Holdings (Europe) Limited                  United Kingdom

                    Rubicon Netherlands BV                      Netherlands

                       J Higgins Manufacturing (Ireland) Ltd.   Ireland

                       J Higgins Engineering (Galway) Ltd.      Ireland


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                                                                STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                             INCORPORATION:

                       Artec SA                                 France

                       Rubicon EMS Canada Inc.                  Canada

                       Rubicon USA Inc.                         USA

                          Aspen Motion Technologies Inc.        Virginia

                          HSP USA Inc.                          USA

                             Airspeed LLC (joint venture)       NC, USA

                          Magnet Applications Inc.              USA

                             Magnet Applications US             USA

                    Rubicon Finance Ireland                     Ireland

                 Rubicon Finance Limited                        United Kingdom

                 APW Holdings (UK) Limited                      United Kingdom

                    East Anglia Metal Merchants Ltd.            United Kingdom

           APW Electronics Group plc                            United Kingdom

           Vero President Systems Limited                       India

           APW Electronics Ltd.                                 United Kingdom

              Vero Distribution Ltd. (Wright Line)              United Kingdom


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                                                                STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                             INCORPORATION:

              APW New Forest Ltd.                               United Kingdom

                 Instant Finishers Ltd.                         United Kingdom

                 Malcoe Enclosures Ltd.                         United Kingdom

                 Malcoe Security Products Ltd.                  United Kingdom

                 Malcoe Telecommunication Ltd.                  United Kingdom

              VERO Connectors Limited                           United Kingdom

              VERO Circuitboards Limited                        United Kingdom

              Electronics Packaging Limited                     United Kingdom

              Imhof-Bedco Limited                               United Kingdom

              VERO Electronics (Exports) Ltd.                   United Kingdom

              Imhof-Bedco Special Products Ltd.                 United Kingdom

              Imhof-Bedco Standards Products Ltd.               United Kingdom

           APW Elect. Overseas Investments Ltd.                 United Kingdom

              VERO Electronics Inc.                             New York

              Jia Huang Metal Industrial (Shanghai) Ltd.        PRC

              APW-VERO Electronics (China) Limited              Hong Kong

              APW-Vero Electronics Ple Limited                  Singapore


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                                                                STATE/COUNTRY OF
NAME OF SUBSIDIARY:                                             INCORPORATION:

                 SJ Manufacturing Pte Ltd.                      Singapore

              APW Electronics GmbH                              Germany

              APW Electronics S.A.                              France

              APW Electronics Srl                               Italy

              APW Electronics AB                                Sweden

                 Danish Branch

                 Finnish Branch

              APW Power Supplies AS                             Denmark

                 APW Power Supplies Limited                     United Kingdom

APW Finance Company                                             Barbados